UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )s

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CANOPY GROWTH CORPORATION
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Canopy Growth Announces Mailing and Filing of Proxy Materials for Annual General and Special Meeting and Urges All Shareholders to Vote Now

•	Voting is important and easy; shareholders are urged to vote today to help the Company avoid incurring additional costs.

•	Canopy Growth shareholders with a 16-digit control number can vote online at http://proxyvote.com, and by phone at 1-800-474-7493.

•	For more information, shareholders should contact Canopy Growth’s strategic shareholder advisor and proxy solicitation agent, Laurel Hill Advisory Group, at 1-877-452-7184 (1-416-304-0211 for collect calls outside North America) or by email at assistance@laurelhill.com.

Smiths Falls, ON, August 15, 2025 – Canopy Growth Corporation (“Canopy Growth” or the “Company”) (TSX:WEED, NASDAQ:CGC) announced today that the Company has mailed (or mailed a notice of internet availability with respect to) its proxy statement and fiscal 2025 annual report to shareholders (collectively, the “Meeting Materials”) relating to its 2025 annual general and special meeting of shareholders (the “Meeting”). The Meeting is scheduled to take place on Friday, September 26, 2025 at 1:00 PM ET and will be conducted by live audio webcast at www.virtualshareholdermeeting.com/WEED2025.

Canopy Needs Your Vote – Vote Today and Help Us Reach Quorum

Even if you plan to attend the virtual Meeting, you are encouraged to vote in advance of the Meeting and as soon as possible to ensure your vote is submitted.

As a requirement of the Company’s NASDAQ listing, a quorum at the Meeting consists of the presence, in person, by remote communication or by proxy duly authorized, of the holders of 33 1/3% of the outstanding shares entitled to vote at the Meeting.

Due to the nature of Canopy Growth’s shareholder base, your presence in person (including by remote communication) or by proxy at the Meeting is critical to help the Company achieve a quorum. If quorum is not achieved, the Company will be required to adjourn the Meeting which would result in the Company incurring additional costs.

Shareholders of record as of the close of business on August 1, 2025 are eligible to vote at the Meeting.

The Meeting Materials have been filed on EDGAR and SEDAR+ under the Company’s profile, and are available at: https://www.canopygrowth.com/investors/investor-events/annual-general-and-special-meeting-2025

At the Meeting, shareholders will be asked to vote on four items (each as described in the Company’s proxy statement):

1.	The election of directors;

2.	The re-appointment of PKF O’Connor Davies LLP as the Company’s auditor and independent registered public accounting firm and to authorize the Company’s board of directors or any responsible committee thereof to fix their remuneration;

3.	A share consolidation (also known as a reverse stock split) proposal; and

4.	An advisory (non-binding) vote on the Company’s approach to executive compensation.

The board of directors of the Company recommends shareholders vote FOR each resolution.

How to Vote

Your vote matters. Please take a moment to submit it today using one of the convenient options below.

For the majority of Canopy Growth shareholders, voting will be facilitated by Broadridge Investor Communications Corporation (“Broadridge”). These shareholders will receive (or be able to access) a form of proxy or voting instruction form from Broadridge with a 16-digit control number, which can be used to vote:

Online: http://proxyvote.com	By Phone: 1-800-474-7493

Canopy Growth shareholders who hold their shares at Interactive Brokers LLC can vote online at http://proxypush.com using the provided control number.

Clients of Robinhood Securities, LLC who are eligible to vote will receive a voting notice by email from noreply@robinhood.com. Voting is hosted by Say Technologies, with voting and materials available directly from the email.

Many shareholders are also eligible to vote quickly and conveniently over the phone by contacting the Company’s proxy solicitation agent, Laurel Hill Advisory Group (“Laurel Hill”), at 1-877-452-7184 (1-416-304-0211 for collect calls outside North America). Shareholders with questions about the Meeting or voting their shares can also contact Laurel Hill at the above phone numbers, or by email at assistance@laurelhill.com.

Annual Report Availability

Interested shareholders may also view the Company’s annual report that is available at:

https://www.canopygrowth.com/wp-content/uploads/2025/08/CANOPY-GROWTH-CORP_AR_2025_V1.pdf

Contact Details:

Alex Thomas

Director, Communications

media@canopygrowth.com

Tyler Burns

Director, Investor Relations

Tyler.Burns@canopygrowth.com

About Canopy Growth

Canopy Growth is a world-leading cannabis company dedicated to unleashing the power of cannabis to improve lives.

Through an unwavering commitment to consumers, Canopy Growth delivers innovative products from owned and licensed brands, including Tweed, 7ACRES, DOJA, Deep Space, and Claybourne, as well as category defining vaporization devices by Storz & Bickel. In addition, Canopy Growth serves medical cannabis patients globally with principal operations in Canada, Europe and Australia.

Canopy Growth has also established a comprehensive ecosystem to realize the opportunities presented by the U.S. THC market through an unconsolidated, non-controlling interest in Canopy USA, LLC (“Canopy USA”). Canopy USA’s portfolio includes ownership of Acreage Holdings, Inc., a vertically integrated multi-state cannabis operator with operations throughout the U.S. Northeast and Midwest, as well as ownership of Wana Wellness, LLC, The Cima Group, LLC, and Mountain High Products, LLC (collectively, doing business as Wana), a leading North American edibles brand, and majority ownership of Lemurian, Inc.(doing business as Jetty), a California-based producer of high-quality cannabis extracts and clean vape technology.

At Canopy Growth, we’re shaping a future where cannabis is embraced for its potential to enhance well-being and improve lives. With high-quality products, a commitment to responsible use, and a focus on enhancing the communities where we live and work, we’re paving the way for a better understanding of all that cannabis can offer.

For more information visit www.canopygrowth.com. References to information included on, or accessible through, our website do not constitute incorporation by reference of the information contained at or available through our website, and you should not consider such information to be part of this press release.